UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 31, 2007
Freedom Acquisition Holdings, Inc.
  (Exact name of registrant as specified in its charter)

Delaware	001-33217	20-5009693

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1114 Avenue of the Americas, 41st Floor
New York, New York 10036
(Address of principal executive offices)
Registrant’s telephone number, including area code: (212) 380-2230
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
          On October 31, 2007, Freedom Acquisition Holdings, Inc. (“Freedom”) held a special meeting of its stockholders (the “Special Meeting”) at which the stockholders voted in favor of Freedom’s proposed acquisition of GLG Partners LP and certain of its affiliated entities (“GLG”). All of the additional proposals presented at the Special Meeting were also approved by the Freedom stockholders. Pursuant to the terms of the Purchase Agreement, dated June 22, 2007 (the “Purchase Agreement”), Freedom will acquire all outstanding equity interests of GLG, in exchange for cash, stock and debt as described in the Purchase Agreement. Freedom anticipates that the transaction will close on November 2, 2007, subject to the satisfaction of customary closing conditions.
Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1 Freedom Press Release, dated October 31, 2007.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREEDOM ACQUISITION HOLDINGS, INC.
By:	/s/ Jared Bluestein
Jared Bluestein
Secretary

Date: October 31, 2007

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Freedom Press Release, dated October 31, 2007.